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                                                                   EXHIBIT 10.44


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This First Amendment to Employment Agreement is dated as of May 23, 1995 and is by and among Carey B. Wickland ("Executive"), Lomas Management, Inc. (the "Company") and Lomas Financial Corporation (the "Parent").

                 WHEREAS, the parties have come to recognize over the course of Executive's employment that the business of the Parent is inextricably linked to the operations of its principal subsidiary, Lomas Mortgage USA, Inc. ("LMUSA"); and

                 WHEREAS, the parties have come to recognize over the same period that the greatest portion of Executive's time and effort must be devoted to LMUSA if the Parent is to preserve its value to its shareholders; and

                 WHEREAS, the parties wish to formalize the contractual relationship between LMUSA and Executive;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

                 1. Position. In addition to serving as President and Chief Operating Officer of the Company, Executive shall serve as Senior Vice President of LMUSA and shall have such duties and responsibilities with regard to LMUSA as are consistent with those of a senior vice president. Executive shall devote such time as is necessary to the performance of his duties for LMUSA. Section 2 of the Employment Agreement effective as of April 1, 1993 (the "Employment Agreement") is amended accordingly.

                 2. Termination. Executive's term of employment with LMUSA shall be co-terminus with his employment with the Company subject to the terms of the Employment Agreement. Executive's employment with LMUSA may only be terminated concurrently with his employment with the Company as provided in Sections 7 and 8 of the Employment Agreement.

                 3. Specific Amendments. Section 8 of the Employment Agreement is hereby amended by adding a Subsection 8(h) thereto to read as follows:

                 (h) Notwithstanding any other provisions of this Section 8, if the Executive's employment shall be terminated for any reason other than Cause, the Executive shall be entitled to receive after the Determination Period three months of continued health care coverage in the Executive's current health care plan at the Executive's current enrolled level of coverage (i.e., individual or family coverage) at the Company's sole expense, plus coverage thereafter at the Executive's current coverage at the Executive's sole expense (the Executive's expense to be calculated at the total prevailing monthly premium [employee plus employer costs] as of the annual plan renewal date each year), such coverage to continue until the date of the first to occur of (a) the Executive's eligibility
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         for other employer-sponsored health coverage, (b) the Executive's eligibility for Medicare, (c) the Executive's 65th birthday or (d) the end of the 60th month after the Determination Period.

                 4. Indemnification. Executive shall enjoy the same duty of indemnification from LMUSA as he enjoys from the Company and the Parent for the performance of Executive's duties on behalf of LMUSA.

                 5. Joint and Several Liability. The liability of LMUSA and the Company for payment of the salary, bonus, benefits and other perquisites due Executive under the Employment Agreement shall be joint and several, without requirement to apportion between LMUSA and the Company the relative time and effort spent on behalf of each by Executive.

                 6. Relation Back. This First Amendment to Employment Agreement relates back to the execution of the Employment Agreement such that LMUSA assumes joint and several liability for all of the Company's and the Parent's duties and obligations to Executive from and after that date to and including the present and ratifies all agreements and understandings between the Executive and the Company and/or the Parent.

                 7. Execution by LMUSA. LMUSA joins in the execution of this First Amendment to Employment Agreement, although not originally a party to the Employment Agreement, for the purpose of acknowledging the terms of this First Amendment to Employment Agreement and to signify that it is contractually bound by the terms hereof.

                 IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date written above.


LOMAS MANAGEMENT, INC.



By: /s/ ERIC D. BOOTH
   -----------------------------------------

Its: Chief Executive Officer
    ----------------------------------------


LOMAS FINANCIAL CORPORATION



By: /s/ ERIC D. BOOTH
   -----------------------------------------

Its: President & Chief Executive Officer
    ----------------------------------------





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LOMAS MORTGAGE USA, INC.



By: /s/ ERIC D. BOOTH
   -----------------------------------------

Its: Chairman & Chief Executive Officer
    ----------------------------------------





         /s/ CAREY B. WICKLAND
--------------------------------------------
             Carey B. Wickland





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